LICENSE AND SERVICES AGREEMENT


                  THIS LICENSE AND SERVICES AGREEMENT (this "Agreement"), dated as of the 1st day of May, 1997, is by and between BASE TEN SYSTEMS, INC., a New Jersey corporation, having a principal place of business and chief executive office at One Electronics Drive, Trenton, New Jersey 08619 ("Base Ten"), and uPACS, L.L.C., a New Jersey limited liability company (the "LLC").

                  WHEREAS, uPACS, L.L.C. (the "LLC") has been formed for the purpose developing, selling, marketing, and distribution of the "uPACS" picture archiving and communication system ("PACS") ; and

                  WHEREAS, Base Ten has agreed to transfer to the LLC (i) exclusive rights to its uPACS PACS technology (the "Technology"), and (ii) a non-exclusive license to any patents applying the Technology (the "Ancillary Technology"); and

                  WHEREAS, in addition to granting to the LLC the exclusive right to the Technology , Base Ten will, pursuant to the terms and conditions of this Agreement, complete the development of the Technology and thereafter market and sell the Technology;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

                  1. Grant of Rights in the Technology. Base Ten hereby grants to the LLC, during the Term of this Agreement, the exclusive rights to the Technology and the LLC hereby grants to Base Ten the exclusive right to use the Technology for the purposes of fulfilling its obligations under this Agreement and for no other purpose. Upon the termination of this Agreement, all of the LLC's rights in and to the Technology shall automatically and completely revert to Base Ten.

                  2. Grant of Rights in the Ancillary Technology. Base Ten hereby grants to the LLC, during the Term of this Agreement, the non-exclusive rights to the Ancillary Technology and the LLC hereby grants to Base Ten the non-exclusive right to use the Ancillary Technology for the purposes of fulfilling its obligations under this Agreement and for no other purpose. Upon the termination of this Agreement, all of the LLC's rights in and to the Ancillary Technology shall automatically and completely revert to Base Ten.

                  3. Term. This Agreement shall become effective as of the date and year first above written and shall not be terminated except in accordance with the provisions of Section 9 of this Agreement (the "Term").

                  4. Development of Technology. Base Ten hereby agrees, during the Term of this Agreement, to complete the development of the Technology, and to submit to the LLC quarterly reports in connection with the progress of such development and the costs (as hereinafter defined) incurred by Base Ten.

                  5. Market Development and Sales. During the term of this Agreement, Base Ten shall undertake to sell, market, and distribute systems using the Technology (the "Systems"). Base Ten shall provide technical, sales, administrative and management resources in connection with sales of the Systems.

                  6. Royalty. Base Ten shall pay to the LLC with respect to the Technology, an annual royalty of 11% of gross receipts for allocated sales in accordance with the definitions herein. For the purpose of this Section 6:

                  "Gross Receipts" means the total of all charges invoiced in an arms length transaction for sales of the Technology in a product ("Product") in a direct sale to an end user or to a nonaffiliated distributor less all allowances for any defective or returned Product, normal trade discounts actually granted, and all VAT, sales taxes, excise taxes, duties or levies paid or absorbed and royalties or license fees paid to a third party other than the LLC for third party intellectual property that is an integral part of the Product.

                  "Allocated Sales" means a portion of the Gross Receipts. Where the Product includes hardware and software, the Allocated Sales will be for all software that utilizes the Technology calculated by using the list price of the software and hardware to determine a software allocation ratio. In the case of the bundling of multiple products in a single sale which includes software and hardware products that do not utilize the Technology, the Allocated Sales will be that portion of the Gross Receipts calculated by using the list price of each product to determine a product allocation ratio followed by the calculation of the software allocation ratio if applicable.

                             ----------------------

Example:

List  Price  Total   Product:                              $7,500

List  Price Technology Based Product:                      $5,000

List Price Non-Technology Based Product                    $2,500

Product  Allocation  Ration:  .67

Software  Portion of Technology  Based Product             $3000

Hardware Portion of the Technology Based Product           $2000

Software Allocation Ratio: .60

Gross Receipts of Total Product:                           $6,500

Allocated Sales: $6,500 x .67 x .6 =                       $2,613

Royalty = $2613 x 11% =                                    $  287

                             ----------------------

                  7. Costs. Base Ten shall render to the LLC an annual statement of its "Costs" in connection with the development, sales, marketing, and distribution of the Technology. For the purposes of this Agreement, the term
"Costs" shall include Base Ten's reasonable direct costs, overhead, and SG&A expenses, all allocated in accordance with Base Ten's normal allocation procedures. Base Ten shall render monthly statements of its Costs to the LLC which the LLC shall pay to Base Ten within 20 days of receipt thereof. If the annual statement shall indicate that the LLC overpaid for the Costs based on the quarterly statements, Base Ten shall remit to the LLC any such overpayment within 20 days of the date of the annual statement. If the annual report shall indicate that the LLC underpaid for the Costs based on the quarterly statements, the LLC shall remit to Base Ten any such amount due within 20 days of the date of the annual statement.

                        8. Exclusivity. In no event shall anything set forth in this Agreement be deemed to prohibit or prevent Base Ten from developing, manufacturing, selling, marketing, or distributing any products or technology other that the Technology or the Systems to any other person or entity.

                  9.  Default  and  Termination.

                       (a) A party to this Agreement shall be in default under this Agreement if any of the following (each, a "Default") shall occur: (i) such party fails to perform any of its material obligations hereunder and such failure continues for more than ninety (90) days after receipt of written notice from the other party; (ii) such party files a petition under any bankruptcy or insolvency law, or such a petition is filed against such party and is not dismissed within sixty (60) days thereafter; or (iii) such party becomes insolvent, is dissolved or ceases to do business as a going concern.

                       (b) If a Default  described  in  clause  (ii) or (iii) of
Section 8(a) above shall occur, this Agreement automatically shall terminate, and the LLC's rights to the Technology shall automatically and completely revert to Base Ten and the LLC's rights to the Ancillary Technology shall automatically and completely terminate. Upon a Default, the LLC shall pay to Base Ten all Costs which remain unpaid as of the date this Agreement is terminated, whether or not such Costs have previously been invoiced to the LLC.

                  10. Force Majeure. Base Ten shall not be liable for delay in or failure of performance of its obligations hereunder due to an act of God, regulation of any state or federal regulatory authority or government, war, riots, civil commotion, strike or other substantial labor disturbance, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, or other equivalent event. The delivery obligations of Base Ten hereunder shall be extended hereunder to the extent (but only to the extent) that the performance of such obligations was actually prevented thereby, provided that should any delay resulting from such extension exceed ninety (90) days, then the LLC may by written notice to Base Ten cancel any outstanding purchase order hereunder and/or terminate this Agreement. Upon the happening of any condition described in this Section 10, Base Ten shall promptly send written notice of such condition to the LLC and shall use its best efforts to remove the cause thereof.

                  11. Miscellaneous.

                        (a) Notices. All notices required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed to the party to whom such notice is required or permitted to be given or to such other person or address as may be designated by notice given in accordance with this Section 11(a). All notices shall be deemed to have been given when mailed.

                        (b) Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that no party may transfer or assign its rights or delegate its performance hereunder without the prior written consent of the other party. This Agreement shall be for the sole benefit of the parties and their respective successors and assigns, and shall not be construed to provide any benefits to any third parties.

                        (c) Entire Agreement. This Agreement and the Exhibits hereto constitutes the entire agreement and sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party, and may not be modified, amended or terminated except by mutual consent of the parties by a written agreement specifically referring to this Agreement and signed by the parties.

                        (d) Governing Law. This Agreement shall be governed by and construed in accordance with internal laws of the State of New Jersey applicable to contracts made and to be performed therein.

                        (e) Status. It is understood and agreed: (i) that each of the parties hereto is an independent contractor; (ii) that neither party hereto is nor shall be considered to be an agent, distributor or representative of the other party for any purpose whatsoever; (iii) that nothing in this Agreement shall be construed to create a relationship of employer/employee between either of the parties and the employees of the other party; and (iv) that any contrary claim or representation, directly or indirectly made by either party to such effect, shall be cause for termination of this Agreement and all purchase orders placed hereunder.

                        (f) Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

                        (g) Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect; and the application of any such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent of the law.

                  IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers, executed this Agreement as of the day and year first above written.
                                             BASE TEN SYSTEMS, INC.


                                         By: /s/ Myles M. Kranzler
                                            -------------------------------
                                             Myles M. Kranzler, President

                                             uPACS, L.L.C.
                                             By Base Ten
                                             Systems, Inc., a Member


                                            By: /s/ Myles M. Kranzler
                                            -------------------------------
                                             Myles M. Kranzler, President


                                          By: /s/ Jesse Upchurch
                                              -----------------------------
                                               Jesse  Upchurch, a Member